EXHIBIT 99
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PRESS RELEASE Contact: Dottye Robeson



FOR IMMEDIATE RELEASE
Chief Financial Officer
Phone: 574-722-3855
Fax: 574-722-3857
Email: dottyer@logansportsavings.com




                      LOGANSPORT FINANCIAL CORP. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

Logansport, Indiana (March 27, 2002) Logansport Financial Corp.,(NASDAQ Small Cap Market, LOGN), an Indiana corporation which is the holding company for Logansport Savings Bank, FSB, a federal savings bank, announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 10% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 99,000 such shares. Such purchases will be made subject to market conditions in the open market or block transactions at prices deemed appropriate by management. Repurchases will begin after the release of first quarter earnings. It is anticipated that earnings will be released on or around April 16, 2002. In February, the Company completed a 5% repurchase previously announced November 23,2001.

According  to  David  G.  Wihebrink,  President  of the  Company,  the  Board of
Directors believes the repurchase program is in the best interests of the Corporation and its shareholders. The open market purchases will have the effect of enhancing the potential growth in earnings per share of the Corporation's remaining outstanding shares.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking those safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the Company's most recent annual report on Form 10-K, which disclosures are incorporated by reference herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.